EXHIBIT 99.2

FOR IMMEDIATE RELEASE

Contact:	Michael J Zugay
Sr. Vice President and CFO
412-787-9500
mzugay@igate.com

iGATE Corporation Names Phaneesh Murthy Chief Executive Officer

Ramachandran Natesan takes over as Chief Financial Officer

Pittsburgh, Pennsylvania, February 26, 2008 iGATE Corporation [NASDAQ: IGTE], a leading integrated Technology and Operations provider (“iGATE”), today named Phaneesh Murthy as Chief Executive Officer effective April 1, 2008. Phaneesh will take over the role from Sunil Wadhwani, Chief Executive Officer of iGATE since its founding in 1987. Phaneesh has served as the Chief Executive Officer of iGATE Global Solutions (‘iGS’ iGATE’s offshore services subsidiary) since 2003, and was previously Head of Global Sales and Marketing for Infosys Technologies.

This appointment is being made in conjunction with the previously announced decision by the iGATE Board of Directors to divest iGATE’s Professional Services business.

Sunil Wadhwani and Ashok Trivedi, Co-Chairmen of the Board of Directors of iGATE Corporation, said, “Phaneesh and his team have done an outstanding job in transforming iGATE Global Solutions. We are confident that the new executive team at iGATE Corp will lead the company to continued success in the years ahead.”

iGATE Global Solutions (iGS) has witnessed stellar growth since new management, under the leadership of Phaneesh, took over in 2003. Since then, the Company’s employee base has doubled to more than 6,500, the number of Fortune 1000 customers has grown to 56, the number of million dollar clients has risen to 29 and earnings per share has increased by nearly 50% annually.

iGS has been lauded for its employee practices which led to its winning three prestigious Best Employers awards in 2007 including the No 1 Employer of Choice in Information Technology and Information Technology Enabled Services award by CNBC-TV 18 in collaboration with Watson Wyatt Worldwide and Jobstreet.com.

Phaneesh Murthy, CEO, iGATE Global Solutions said “I am pleased to be taking over as the CEO of iGATE Corp. My team and I will continue to work hard to build out the company and ensure shareholder value.”

Ramachandran Natesan the current Chief Financial Officer of iGATE Global Solutions is also being appointed Chief Financial Officer of iGATE, effective April 1, 2008. Ramachandran will replace Michael J. Zugay who will retire after 13 years of service with iGATE.

“We would also like to extend a special thanks to Mike Zugay for his many years of service and we wish him well in his future endeavors,” said Sunil Wadhwani and Ashok Trivedi.

About iGATE Corporation

Pittsburgh, Pennsylvania-based iGATE Corporation (NASDAQ: IGTE) is the first fully integrated technology and operations firm with a global service model. iGATE Corporation, through its offshore subsidiary, iGATE Global Solutions Ltd., enables clients to optimize their business through a combination of process investment strategies, technology leverage and business process outsourcing and provisioning. Services include consulting, enterprise data management and data warehousing, business intelligence and analytics, design, development, systems integration, package evaluation, and implementation, re-engineering and maintenance. iGATE Corporation also offers IT Professional Services in the areas of packaged application implementation, custom development, web services and business intelligence. The Company services more than 300 clients across five continents. Clients rely on iGATE for high quality service, responsiveness, and cost-effective global reach. More information about iGATE is available at http://www.igatecorp.com

Forward-Looking Statements

Some of the statements contained in this news release that are not historical facts are forward-looking statements. These forward-looking statements include the Company’s financial, growth and liquidity projections as well as statements concerning the Company’s plans, strategies, intentions and beliefs concerning business cash flows, costs and the markets in which it operates and the proposed divestiture of its Professional Services Business. Without limiting the foregoing, the words “believes,” “anticipates,” “plans,” “expects,” “intends” and similar expressions are intended to identify certain forward-looking statements. These statements are based on information currently available to the Company and it assumes no obligation to update the forward-looking statements as circumstances change. There are risks and uncertainties that could cause actual events to differ materially from the forward-looking statements. These risks include, but are not limited to, the pricing of the shares to be purchased in the delisting, the company’s ability to predict its financial performance, the level of market demand for its services, the highly-competitive market for the types of services offered by the Company, the impact of competitive factors on profit margins, market conditions that could cause the Company’s customers to reduce their spending for its services, the Company’s ability to create, acquire and build new businesses and to grow existing businesses, attract and retain qualified personnel, reduce costs and conserve cash, currency fluctuations and market conditions in India and elsewhere around the world, political and military tensions in India and South Asia, changes in generally accepted accounting principles and/or their interpretation and other risks that are described in more detail in the Company’s filings with the Securities and Exchange Commission including its Form 10-K for the year ended December 31, 2006.